UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 25, 2007 (January 23, 2007)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On January 25, 2007, Janus issued a press release reporting its financial results for the fourth quarter 2006 and year ended 2006.  Copies of that press release and the earnings presentation are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

Item 8.01               Other Events.

On January 23, 2007, the Board authorized the expenditure of up to $500 million to repurchase shares of the Company’s common stock on the open market and through block sales and private transactions.  This new stock repurchase program will take effect when the current $500 million program is completed.  The new stock repurchase program has no deadline for completing any repurchases.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Janus Capital Group Inc. press release reporting its financial results for the fourth quarter 2006 and full year 2006
99.2	Janus Capital Group Inc. fourth quarter 2006 and full year 2006 earnings presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: January 25, 2007	By:	/s/ David R. Martin
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Janus Capital Group Inc. press release reporting its financial results for the fourth quarter 2006 and full year 2006
99.2	Janus Capital Group Inc. fourth quarter 2006 and full year 2006 earnings presentation